October 10, 2012

Wizard World, Inc.

1350 Avenue of the Americas, 2nd Floor

New York, NY 10019

Dear Mr. Macaluso and Wizard World, Inc. Board of Directors:

I hereby resign as Chairman and as a Director of Wizard World, Inc. I have enjoyed playing a role in the company's growth. Unfortunately, Aspen Group, Inc. just closed a significant financing and I need to devote my efforts to development of its business. I am not resigning as a result of any disagreement with the Company on any matter related to its operations, policies or practices.

Best Regards,

/s/ Michael Mathews

Michael Mathews